LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints Ben D. Kaplan,
signing singly and acting individually, as the
undersigned's true and lawful attorney-in-fact with full
power and authority as hereinafter described to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of
Genaissance Pharmaceuticals, Inc. (the "Company"), Forms 3,
4, and 5 (including any amendments thereto) in accordance
with Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
prepare, complete and execute any such Form 3, 4, or 5,
prepare, complete and execute any amendment or amendments
thereto, and timely deliver and file such form with the
United States Securities and Exchange Commission and any
stock exchange or similar authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information
regarding transactions in the Company's securities from any
third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information
to such attorney-in-fact and approves and ratifies any such
release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorney-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of January, 2004.

Signature


Print Name






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